Exhibit 99.1

Archrock Reports Fourth Quarter and Full Year 2024 Results and Provides 2025 Guidance

HOUSTON, February 24, 2025 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today reported results for the fourth quarter and full year 2024.

Fourth Quarter and Full Year 2024 Highlights

●Revenue for the fourth quarter of 2024 was $326.4 million compared to $259.6 million in the fourth quarter of 2023. Revenue for 2024 was $1,157.6 million compared to $990.3 million in 2023.
●Net income for the fourth quarter of 2024 was $59.8 million and EPS was $0.34, compared to $33.0 million and $0.21, respectively, in the fourth quarter of 2023. Net income for 2024 was $172.2 million and EPS was $1.05, compared to $105.0 million and $0.67, respectively, in 2023.
●Adjusted net income (a non-GAAP measure defined below) for the fourth quarter of 2024 was $61.5 million and adjusted EPS (a non-GAAP measure defined below) was $0.35, compared to $33.0 million and $0.21, respectively, in the fourth quarter of 2023. Adjusted net income for 2024 was $185.2 million and adjusted EPS was $1.13 compared to $105.0 million and $0.67, respectively, in 2023.
●Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2024 was $183.8 million compared to $120.3 million in the fourth quarter of 2023. Adjusted EBITDA for 2024 was $595.4 million compared to $450.4 million in 2023.
●Declared a quarterly dividend of $0.19 per common share for the fourth quarter of 2024, approximately 15% higher compared to the fourth quarter of 2023, resulting in dividend coverage of 3.5x.

Management Commentary and Outlook

“Archrock’s outstanding fourth quarter performance rounded out a record-setting year of robust utilization and profitability,” said Brad Childers, Archrock’s President and Chief Executive Officer. “For 2024, we increased our contract operations adjusted gross margin by 500 basis points, improved our net income by over 60% and grew our adjusted EBITDA by more than 30% year over year. We maintained a prudent balance sheet, ending the year with a leverage ratio of 3.3x, and returned $124 million in capital to our shareholders through dividends and share buybacks. We achieved these milestones while concurrently completing a transformative acquisition that established our leadership position in electric motor drive compression.

“We are even more excited about what we are positioned to deliver in 2025. Archrock continues to perform at an exceptional level, reflecting consistent operational execution and the successful progression of our strategic initiatives. Our investment in high-quality assets, excellent customer service and implementation of innovative technology and processes are driving value for our customers and our shareholders.

“Moreover, we see the market opportunities provided by rising energy demand, and in particular, the natural gas required to support growing LNG exports and power generation, continuing into the foreseeable future. With sustained high utilization levels and a large and contracted backlog for 2025, we are booking units for 2026 delivery and believe we will continue to see strong customer demand for new equipment well into next year.

“This impressive and durable investment outlook for Archrock is further underpinned by our financial flexibility and returns-based capital allocation. We are investing in profitable, high-return growth in large midstream and electric motor drive compression to support our high-quality customers in premier, primarily associated gas, plays like the Permian. We also remain committed to consistent growth in shareholder returns and started the year with a 15% year-over-year increase to our quarterly dividend per share, while maintaining prudent dividend coverage and leverage ratios,” concluded Childers.

Fourth Quarter and Full Year 2024 Financial Results

Archrock’s fourth quarter 2024 net income of $59.8 million included a non-cash long-lived and other asset impairment of $1.2 million, transaction-related costs totaling $2.2 million and a non-cash unrealized decrease in the fair value of our investment in an unconsolidated affiliate of $1.5 million. Archrock’s fourth quarter 2023 net income of $33.0 million included a non-cash long-lived and other asset impairment of $3.7 million and a non-cash unrealized increase in the fair value of our investment in an unconsolidated affiliate of $1.0 million.

Fourth quarter 2024 selling, general, and administrative expenses of $42.2 million compared to $33.0 million for the fourth quarter of 2023 primarily reflect the increase in stock price throughout the year, which drove higher long-term incentive compensation, as well as other increases in performance-based short-term and long-term incentive compensation expense given the outperformance relative to earlier expectations in 2024.

Adjusted EBITDA for the fourth quarter of 2024 and 2023 included $12.7 million and $2.2 million, respectively, in net gains related to the sale of compression and other assets.

Archrock’s full year 2024 net income of $172.2 million included the following items: transaction-related costs totaling $13.2 million, a non-cash long-lived and other asset impairment of $10.7 million, a debt extinguishment loss of $3.2 million, and a non-cash unrealized decrease in the fair value of our investment in an unconsolidated affiliate of $1.5 million. Archrock’s full year 2023 net income of $105.0 million included the following items: a non-cash long-lived and other asset impairment of $12.0 million, restructuring charges of $1.8 million and a non-cash unrealized decrease in the fair value of our investment in an unconsolidated affiliate of $1.0 million.

Adjusted EBITDA for the full year 2024 and 2023 included $17.9 million and $10.2 million, respectively, in net gains related to the sale of compression and other assets.

Contract Operations

For the fourth quarter of 2024, contract operations segment revenue totaled $286.5 million, an increase of 34% compared to $213.0 million in the fourth quarter of 2023. Adjusted gross margin for the fourth quarter of 2024 was $200.2 million, up 46% from $137.1 million. Adjusted gross margin percentage for the fourth quarter of 2024 was 70%, compared to 64% in the fourth quarter of 2023. Total operating horsepower at the end of the fourth quarter of 2024 was 4.2 million compared to 3.6 million at the end of the fourth quarter of 2023. Utilization at the end of the fourth quarter of 2024 was 96%, consistent with the fourth quarter of 2023.

Aftermarket Services

For the fourth quarter of 2024, aftermarket services segment revenue totaled $40.0 million, compared to $46.6 million in the fourth quarter of 2023 due to seasonal delay in service activity. Adjusted gross margin for the fourth quarter of 2024 was $9.1 million, compared to $10.2 million in the fourth quarter of 2023. Adjusted gross margin percentage for the fourth quarter of 2024 was 23%, compared to 22% for the fourth quarter of 2023.

Balance Sheet

Long-term debt was $2.2 billion and our available liquidity totaled $688 million at December 31, 2024. Our leverage ratio was 3.3x as of December 31, 2024, down from 3.5x as of December 31, 2023.

Quarterly Dividend

Our Board of Directors recently declared a quarterly dividend of $0.19 per share of common stock, or $0.70 per share on an annualized basis for the year ended December 31, 2024. Dividend coverage in the fourth quarter of 2024 was 3.5x. The fourth quarter 2024 dividend was paid on February 19, 2025 to stockholders of record at the close of business on February 12, 2025.

2025 Annual Guidance

(in thousands, except percentages, per share amounts, and ratios)

	Full Year 2025 Guidance
	Low	High
Net income (1) (2)	$253,000	$293,000
Adjusted EBITDA(3)	750,000	790,000
Cash available for dividend(4) (5)	456,000	471,000

Segment
Contract operations revenue	$1,200,000	$1,235,000
Contract operations adjusted gross margin percentage	68%	71%
Aftermarket services revenue	$190,000	$210,000
Aftermarket services adjusted gross margin percentage	22%	24%

Selling, general and administrative	$147,000	$142,000

Capital expenditures
Growth capital expenditures	$330,000	$370,000
Maintenance capital expenditures	105,000	115,000
Other capital expenditures	35,000	50,000

(1) 2025 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the acquisition of Total Operations and Production Services, LLC (the “TOPS Acquisition”).
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.

Summary Metrics

(in thousands, except percentages, per share amounts and ratios)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2024		2024		2023		2024		2023
Net income	$59,758		$37,516		$33,002		$172,231		$104,998
Adjusted net income (1)	$61,533		$47,313		$33,002		$185,211		$104,998
Adjusted EBITDA (1)	$183,844		$150,854		$120,263		$595,434		$450,387

Contract operations revenue	$286,466		$245,420		$213,022		$980,405		$809,439
Contract operations adjusted gross margin	$200,245		$165,610		$137,062		$657,353		$502,691
Contract operations adjusted gross margin percentage	70%		67%		64%		67%		62%

Aftermarket services revenue	$39,950		$46,741		$46,571		$177,186		$180,898
Aftermarket services adjusted gross margin	$9,054		$12,346		$10,239		$41,737		$38,627
Aftermarket services adjusted gross margin percentage	23%		26%		22%		24%		21%

Selling, general, and administrative	$42,234		$34,059		$33,007		$139,121		$116,639

Net cash provided by operating activities	$124,338		$96,900		$71,719		429,591		310,187
Cash available for dividend(1)	$118,089		$92,887		$71,484		$364,595		$232,979
Cash available for dividend coverage (2)	3.5	x	3.0	x	2.8	x	3.1	x	2.4	x

Adjusted free cash flow (1) (3)	$68,945		$(834,282)		$47,385		(730,472)		77,696
Adjusted free cash flow after dividend (1) (3)	$38,255		$(862,147)		$23,195		(840,846)		(18,100)

Total available horsepower (at period end) (4)	4,401		4,418		3,759		4,401		3,759
Total operating horsepower (at period end) (5)	4,227		4,179		3,607		4,227		3,607
Horsepower utilization spot (at period end) (6)	96%		95%		96%		96%		96%

(1)	Management believes adjusted net income, adjusted EBITDA, cash available for dividend, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2)	Defined as cash available for dividend divided by dividends declared for the period.
(3)	Reflects $866.2 million cash paid in TOPS Acquisition, net of cash acquired.
(4)	Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(5)	Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(6)	Defined as total available horsepower divided by total operating horsepower at period end.

Conference Call Details

Archrock will host a conference call on February 25, 2025, to discuss fourth quarter and full year 2024 financial results. The call will begin at 9:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1 (800) 715-9871 in the United States or 1 (646) 307-1963 for international calls. The access code is 4749623.

A replay of the webcast will be available on Archrock’s website for 90 days following the event.

*****

Adjusted net income, a non-GAAP measure, is defined as net income (loss) excluding transaction-related costs and debt extinguishment loss adjusted for income taxes. A reconciliation of adjusted net income to net income, the most directly comparable GAAP measure, and a reconciliation of adjusted earnings per share to basic and diluted earnings per common share, the most directly comparable GAAP measure, appear below.

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, and a reconciliation of our full year 2025 adjusted EBITDA guidance to net income appear below.

Adjusted gross margin, a non-GAAP measure, is defined as revenue less cost of sales, exclusive of depreciation and amortization. Adjusted gross margin percentage, a non-GAAP measure, is defined as adjusted gross margin divided by revenue. A reconciliation of adjusted gross margin to net income, the most directly comparable GAAP measure, and a reconciliation of adjusted gross margin percentage to gross margin appear below.

Cash available for dividend, a non-GAAP measure, is defined as net income (loss) excluding interest expense, income taxes, depreciation and amortization, long-lived and other asset impairment, unrealized change in fair value of investment in unconsolidated affiliate, restructuring charges, debt extinguishment loss, transaction-related costs, non-cash stock-based compensation expense, amortization of capitalized implementation costs and other items, less maintenance capital expenditures, other capital expenditures, cash taxes and cash interest expense. Reconciliations of cash available for dividend to net income and net cash provided by operating activities, the most directly comparable GAAP measures, and a reconciliation of our full year 2025 cash available for dividend guidance to net income appear below.

Adjusted free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities. A reconciliation of adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

Adjusted free cash flow after dividend, a non-GAAP measure, is defined as net cash provided by operating activities plus net cash provided by (used in) investing activities less dividends paid to stockholders. A reconciliation of adjusted free cash flow after dividend to net cash provided by operating activities, the most directly comparable GAAP measure, appears below.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, visit www.archrock.com.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking information includes, but is not limited to statements regarding: guidance or estimates related to Archrock’s results of operations or of financial condition; fundamentals of Archrock’s industry, including the attractiveness of returns and valuation, stability of cash flows, demand dynamics and overall outlook, and Archrock’s ability to realize the benefits thereof; Archrock’s expectations regarding future economic, geopolitical and market conditions and trends; Archrock’s operational and financial strategies, including planned growth, coverage and leverage reduction strategies, Archrock’s ability to successfully effect those strategies, and the expected results therefrom; Archrock’s financial and operational outlook; demand and growth opportunities for Archrock’s services; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; the operational and financial synergies provided by Archrock’s size; statements regarding Archrock’s dividend policy; the expected benefits of the TOPS Acquisition, including its expected accretion and the expected impact on Archrock’s leverage ratio; and plans and objectives of management for future operations.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: risks related to macroeconomic conditions, including an increase in inflation and trade tensions; pandemics and other public health crises; ongoing international conflicts and tensions; risks related to our operations; competitive pressures; risks of acquisitions to reduce our ability to make distributions to our common stockholders; inability to make acquisitions on economically acceptable terms; risks related to our sustainability initiatives; uncertainty to pay dividends in the future; risks related to a substantial amount of debt and our debt agreements; inability to access the capital and credit markets or borrow on affordable terms to obtain additional capital; inability to fund purchases of additional compression equipment; vulnerability to interest rate increases; erosion of the financial condition of our customers; risks related to the loss of our most significant customers; uncertainty of the renewals for our contract operations service agreements; risks related to losing management or operational personnel; dependence on particular suppliers and vulnerability to product shortages and price increases; information technology and cybersecurity risks; tax-related risks; legal and regulatory risks, including climate-related and environmental, social and governance risks.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2024, Archrock’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Megan Repine

VP of Investor Relations

281-836-8360

investor.relations@archrock.com

Archrock, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Revenue:
Contract operations	$286,466	$245,420	$213,022	$980,405	$809,439
Aftermarket services	39,950	46,741	46,571	177,186	180,898
Total revenue	326,416	292,161	259,593	1,157,591	990,337

Cost of sales, exclusive of depreciation and amortization
Contract operations	86,221	79,810	75,960	323,052	306,748
Aftermarket services	30,896	34,395	36,332	135,449	142,271
Total cost of sales, exclusive of depreciation and amortization	117,117	114,205	112,292	458,501	449,019

Selling, general and administrative	42,234	34,059	33,007	139,121	116,639
Depreciation and amortization	58,129	48,377	42,695	193,194	166,241
Long-lived and other asset impairment	1,203	2,509	3,658	10,681	12,041
Restructuring charges	—	—	221	—	1,775
Debt extinguishment loss	—	3,181	—	3,181	—
Interest expense	38,238	30,179	27,938	123,610	111,488
Transaction-related costs	2,247	9,220	—	13,249	—
Gain on sale of assets, net	(12,712)	(2,218)	(2,181)	(17,887)	(10,199)
Other (income) expense, net	1,598	(304)	(745)	1,561	1,086
Income before income taxes	78,362	52,953	42,708	232,380	142,247
Provision for income taxes	18,604	15,437	9,706	60,149	37,249
Net income	$59,758	$37,516	$33,002	$172,231	$104,998

Basic and diluted net income per common share (1)	$0.34	$0.22	$0.21	$1.05	$0.67

Weighted-average common shares outstanding:
Basic	173,451	165,847	153,879	162,037	154,126
Diluted	173,848	166,173	154,177	162,375	154,344

(1)	Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

(in thousands, except percentages, per share amounts and ratios)

Three Months Ended	Year Ended
December 31,	September 30,	December 31,	December 31,	December 31,
2024	2024	2023	2024	2023
Revenue:
Contract operations	$286,466	$245,420	$213,022	$980,405	$809,439
Aftermarket services	39,950	46,741	46,571	177,186	180,898
Total revenue	$326,416	$292,161	$259,593	$1,157,591	$990,337

Adjusted gross margin:
Contract operations	$200,245	$165,610	$137,062	$657,353	$502,691
Aftermarket services	9,054	12,346	10,239	41,737	38,627
Total adjusted gross margin (1)	$209,299	$177,956	$147,301	$699,090	$541,318

Adjusted gross margin percentage:
Contract operations	70%	67%	64%	67%	62%
Aftermarket services	23%	26%	22%	24%	21%
Total adjusted gross margin percentage (1)	64%	61%	57%	60%	55%

Selling, general and administrative	$42,234	$34,059	$33,007	$139,121	$116,639
% of revenue	13%	12%	13%	12%	12%

Adjusted EBITDA (1)	$183,844	$150,854	$120,263	$595,434	$450,387
% of revenue	56%	52%	46%	51%	45%

Capital expenditures	$97,988	$70,018	$36,655	$359,032	$298,632
Proceeds from sale of property, plant and equipment and other assets	(43,387)	(6,654)	(17,543)	(67,591)	(72,206)
Net capital expenditures	$54,601	$63,364	$19,112	$291,441	$226,426

Total available horsepower (at period end) (2)	4,401	4,418	3,759	4,401	3,759
Total operating horsepower (at period end) (3)	4,227	4,179	3,607	4,227	3,607
Average operating horsepower	4,205	3,757	3,607	3,794	3,554
Horsepower utilization:
Spot (at period end) (4)	96%	95%	96%	96%	96%
Average (4)	95%	95%	96%	95%	95%

Dividend declared for the period per share	$0.190	$0.175	$0.165	$0.695	$0.625
Dividend declared for the period to all stockholders	$33,487	$30,656	$25,913	$117,861	$97,857
Cash available for dividend coverage (5)	3.5	x	3.0	x	2.8	x	3.1	x	2.4	x

Adjusted free cash flow (1) (6)	$68,945	$(834,282)	$47,385	$(730,472)	$77,696
Adjusted free cash flow after dividend (1) (6)	$38,255	$(862,147)	$23,195	$(840,846)	$(18,100)

(1) Management believes adjusted gross margin, adjusted EBITDA, adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.
(2) Defined as idle and operating horsepower and includes new compressor units completed by a third-party manufacturer that have been delivered to us.
(3) Defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Defined as total available horsepower divided by total operating horsepower at period end (spot) or over time (average).
(5) Defined as cash available for dividend divided by dividends declared for the period.
(6) Reflects $866.2 million cash paid in TOPS Acquisition, net of cash acquired.

	December 31,	September 30,	December 31,
	2024	2024	2023
Balance Sheet
Long-term debt (1)	$2,198,376	$2,236,131	$1,584,869
Total equity	1,323,531	1,290,736	871,021

(1)	Carrying values are shown net of unamortized premium and deferred financing costs.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted Net Income and Earnings Per Share to Adjusted Earnings Per Share

(in thousands, except per share amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$59,758	$37,516	$33,002	$172,231	$104,998
Transaction-related costs	2,247	9,220	—	13,249	—
Debt extinguishment loss	—	3,181	—	3,181	—
Tax effect of adjustments (1)	(472)	(2,604)	—	(3,450)	—
Adjusted net income (2)	$61,533	$47,313	$33,002	$185,211	$104,998

Weighted-average common shares outstanding used in diluted earnings per common share	173,451	166,173	154,401	162,037	154,344

Basic and diluted earnings per common share (3)	$0.34	$0.22	$0.21	1.05	0.67
Transaction-related costs per share	0.01	0.06	—	0.08	—
Debt extinguishment loss per share	—	0.02	—	0.02	—
Tax effect of adjustments per share	(0.00)	(0.02)	—	(0.02)	—
Adjusted earnings per share (2)	$0.35	$0.28	$0.21	$1.13	$0.67

(1) Represents tax effect of transaction-related costs and debt extinguishment loss based on statutory tax rate.
(2) Management believes adjusted net income and adjusted earnings per share provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review our current period operating performance, comparability measure and performance measure for period-to-period comparisons without burdened earnings and earnings per share for non-recurring transactional costs.
(3) Basic and diluted net income per common share is computed using the two-class method to determine the net income per share for each class of common stock and participating security (restricted stock and stock-settled restricted stock units that have non-forfeitable rights to receive dividends or dividend equivalents) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income per common share.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Adjusted Gross Margin

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$59,758	$37,516	$33,002	$172,231	$104,998
Depreciation and amortization	58,129	48,377	42,695	193,194	166,241
Long-lived and other asset impairment	1,203	2,509	3,658	10,681	12,041
Unrealized change in fair value of investment in unconsolidated affiliate	1,484	—	(1,023)	1,484	973
Restructuring charges	—		221	—	1,775
Debt extinguishment loss	—	3,181	—	3,181	—
Interest expense	38,238	30,179	27,938	123,610	111,488
Transaction-related costs	2,247	9,220	—	13,249	—
Stock-based compensation expense	3,431	3,738	3,283	14,646	12,998
Amortization of capitalized implementation costs	750	697	783	3,009	2,624
Provision for income taxes	18,604	15,437	9,706	60,149	37,249
Adjusted EBITDA (1)	183,844	150,854	120,263	595,434	450,387
Selling, general and administrative	42,234	34,059	33,007	139,121	116,639
Stock-based compensation expense	(3,431)	(3,738)	(3,283)	(14,646)	(12,998)
Amortization of capitalized implementation costs	(750)	(697)	(783)	(3,009)	(2,624)
Gain on sale of assets, net	(12,712)	(2,218)	(2,181)	(17,887)	(10,199)
Other (income) expense, net	1,598	(304)	(745)	1,561	1,086
Adjusted gross margin (1)	$209,299	$177,956	$147,301	$699,090	$541,318

(1)	Management believes adjusted EBITDA and adjusted gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Total Revenue to Adjusted Gross Margin

(in thousands)

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2024		2024		2023		2024		2023
Total revenues	$326,416		$292,161		$259,593		$1,157,591		$990,337
Cost of sales, exclusive of depreciation and amortization	(117,117)		(114,205)		(112,292)		(458,501)		(449,019)
Depreciation and amortization	(58,129)		(48,377)		(42,695)		(193,194)		(166,241)
Gross margin	151,170	46%	129,579	44%	104,606	40%	505,896	44%	375,077	38%
Depreciation and amortization	58,129		48,377		42,695		193,194		166,241
Adjusted gross margin (1)	$209,299	64%	$177,956	61%	$147,301	57%	$699,090	60%	541,318	55%

(1)	Management believes adjusted gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net income	$59,758	$37,516	$33,002	$172,231	$104,998
Depreciation and amortization	58,129	48,377	42,695	193,194	166,241
Long-lived and other asset impairment	1,203	2,509	3,658	10,681	12,041
Unrealized change in fair value of investment in unconsolidated affiliate	1,484	—	(1,023)	1,484	973
Restructuring charges	—	—	221	—	1,775
Debt extinguishment loss	—	3,181	—	3,181	—
Interest expense	38,238	30,179	27,938	123,610	111,488
Transaction-related costs	2,247	9,220	—	13,249
Stock-based compensation expense	3,431	3,738	3,283	14,646	12,998
Amortization of capitalized implementation costs	750	697	783	3,009	2,624
Provision for income taxes	18,604	15,437	9,706	60,149	37,249
Adjusted EBITDA (1)	183,844	150,854	120,263	595,434	450,387
Less: Maintenance capital expenditures	(21,623)	(21,190)	(18,156)	(87,753)	(92,168)
Less: Other capital expenditures	(7,023)	(6,945)	(3,193)	(20,333)	(16,164)
Less: Cash tax (payment) refund	134	(404)	(120)	(2,209)	(1,311)
Less: Cash interest expense	(37,243)	(29,428)	(27,310)	(120,544)	(107,765)
Cash available for dividend (2)	$118,089	$92,887	$71,484	$364,595	$232,979

(1)	Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(2)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided by Operating Activities to Cash Available for Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net cash provided by operating activities	$124,338	$96,900	$71,719	$429,591	$310,187
Inventory write-downs	18	(51)	(164)	(550)	(545)
Provision for credit losses	(286)	(90)	(458)	(381)	(224)
Gain on sale of assets, net	12,712	2,218	2,181	17,887	10,199
Current income tax (benefit) provision	997	(146)	459	2,059	1,591
Cash tax (payment) refund	134	(404)	(120)	(2,209)	(1,311)
Amortization of operating lease ROU assets	(1,063)	(962)	(831)	(3,852)	(3,319)
Amortization of contract costs	(6,106)	(6,046)	(5,653)	(23,877)	(21,289)
Deferred revenue recognized in earnings	5,294	4,101	5,421	15,001	16,464
Cash restructuring charges	—	—	211	—	1,554
Transaction-related costs	2,247	9,220	—	13,249	—
Changes in assets and liabilities	8,450	16,282	20,068	25,763	28,004
Maintenance capital expenditures	(21,623)	(21,190)	(18,156)	(87,753)	(92,168)
Other capital expenditures	(7,023)	(6,945)	(3,193)	(20,333)	(16,164)
Cash available for dividend (1)	$118,089	$92,887	$71,484	$364,595	$232,979

(1)	Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Cash Provided By Operating Activities to Adjusted Free Cash Flow

and Adjusted Free Cash Flow After Dividend

(in thousands)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net cash provided by operating activities	$124,338	$96,900	$71,719	$429,591	$310,187
Net cash used in investing activities (1)	(55,393)	(931,182)	(24,334)	(1,160,063)	(232,491)
Adjusted free cash flow (1) (2)	68,945	(834,282)	47,385	(730,472)	77,696
Dividends paid to stockholders	(30,690)	(27,865)	(24,190)	(110,374)	(95,796)
Adjusted free cash flow after dividend (1) (2)	$38,255	$(862,147)	$23,195	$(840,846)	$(18,100)

(1)	Reflects $866.2 million cash paid in TOPS Acquisition, net of cash acquired.
(2)	Management believes adjusted free cash flow and adjusted free cash flow after dividend provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period-to-period comparisons.

Archrock, Inc.

Unaudited Supplemental Information

Reconciliation of Net Income to Adjusted EBITDA and Cash Available for Dividend Guidance

(in thousands)

	Annual Guidance Range
	2025
	Low	High
Net income (1)	$253,000	$293,000
Interest expense	153,000	153,000
Provision for income taxes	101,000	101,000
Depreciation and amortization	219,000	219,000
Stock-based compensation expense	15,000	15,000
Amortization of capitalized implementation costs	4,000	4,000
Transaction-related costs (2)	5,000	5,000
Adjusted EBITDA (3)	750,000	790,000
Less: Maintenance capital expenditures	(105,000)	(115,000)
Less: Other capital expenditures	(35,000)	(50,000)
Less: Cash tax expense	(7,000)	(7,000)
Less: Cash interest expense	(147,000)	(147,000)
Cash available for dividend (4)(5)	$456,000	$471,000

(1) 2025 annual guidance for net income does not include the impact of long-lived and other asset impairment because due to its nature, it cannot be accurately forecasted. Long-lived and other asset impairment does not impact Adjusted EBITDA or cash available for dividend, however it is a reconciling item between these measures and net income. Long-lived and other asset impairment for the years 2024 and 2023 was $10.7 million and $12.0 million, respectively.
(2) Reflects an estimate of expenses to be incurred related to the TOPS acquisition.
(3) Management believes adjusted EBITDA provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone. Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measure and performance measure for period-to-period comparisons.
(4) Management uses cash available for dividend as a supplemental performance measure to compute the coverage ratio of estimated cash flows to planned dividends.
(5) A forward-looking estimate of cash provided by operating activities is not provided because certain items necessary to estimate cash provided by operating activities, including changes in assets and liabilities, are not estimable at this time. Changes in assets and liabilities were $(25.8) million and $(28.0) million for the years 2024 and 2023, respectively.